SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

BROWN-FORMAN

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

OWSLEY BROWN II CHAIRMAN AND CHIEF EXECUTIVE OFFICER

June 30, 2003

Dear Brown-Forman Stockholder:

It is my pleasure to invite you to attend our Annual Stockholders Meeting:

Thursday, July 24, 2003 9:30 A.M. (Eastern Daylight Time) Brown-Forman Corporate Headquarters 850 Dixie Highway Louisville, Kentucky

I hope to see you on July 24. All Class A Stockholders are urged to complete and return to us the attached Proxy (voting) Card, whether or not you can attend in person. Your vote is very important to us.

Sincerely,

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS

Brown-Forman Corporation will hold its annual meeting for holders of our Class A Common Stock at our corporate offices, 850 Dixie Highway, Louisville, Kentucky, at 9:30 A.M., Louisville (Eastern Daylight) time, on Thursday, July 24, 2003.

We are holding this meeting to:

•	elect a board of eleven directors to hold office until the next annual stockholders meeting; and

•	transact any other appropriate business.

You can vote at the meeting if you held Class A Common Stock of record on our books at the close of business on June 16, 2003. Holders of Class B Common Stock may attend the meeting but may not vote. We will not close the stock transfer books. Class A stockholders can vote either in person or by proxy, which means you designate someone else to vote your shares.

For Class A stockholders, whether or not you plan to attend the meeting, PLEASE:

•	sign and date the enclosed Proxy Card; and

•	return it promptly in the enclosed envelope.

Submitting a proxy will not affect your right to vote your shares if you attend the meeting in person and decide to vote differently. Only holders of Class A Common Stock may vote at the meeting. We are not asking for Proxy Cards from holders of Class B Common Stock.

We enclose a copy of our Annual Report for the fiscal year ended April 30, 2003, for you to review.

Louisville, Kentucky June 30, 2003

By Order of the Board of Directors Michael B. Crutcher, Secretary

QUESTIONS AND ANSWERS
INTRODUCTION
PURPOSE
VOTING STOCK
VOTING RIGHTS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
STOCK OWNERSHIP
VOTING STOCK OWNED BY “BENEFICIAL OWNERS.”
STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.
AUDIT COMMITTEE
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
OPTION GRANTS UNDER THE OMNIBUS COMPENSATION PLAN.
AGGREGATED OPTION VALUES AT END OF FISCAL 2003.
RETIREMENT PLAN DESCRIPTIONS
DIRECTOR COMPENSATION
FIVE-YEAR PERFORMANCE GRAPH
OTHER INFORMATION
TRANSACTIONS WITH MANAGEMENT.
APPOINTMENT OF INDEPENDENT ACCOUNTANTS.
OTHER PROPOSED ACTION.
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING.
Audit Committee Charter
Compensation Committee Charter

QUESTIONS AND ANSWERS	1
INTRODUCTION	3
Purpose	3
Voting Stock	3
Voting Rights	3
ELECTION OF DIRECTORS	4
CORPORATE GOVERNANCE	6
STOCK OWNERSHIP	9
Voting Stock Owned by “Beneficial Owners.”	9
Stock Owned by Directors and Executive Officers	10
Section 16(a) Beneficial Ownership Reporting Compliance	10
AUDIT COMMITTEE	11
Audit Committee Report	11
EXECUTIVE COMPENSATION	14
Compensation Committee Report	14
Summary Compensation Table	16
Option Grants under the Omnibus Compensation Plan	17
Aggregated Option Values at End of Fiscal 2003	17
RETIREMENT PLAN DESCRIPTIONS	18
DIRECTOR COMPENSATION	20
FIVE-YEAR PERFORMANCE GRAPH	21
OTHER INFORMATION	22
Transactions with Management	22
Appointment of Independent Accountants	22
Other Proposed Action	23
Stockholder Proposals for 2004 Annual Meeting	23
COMMITTEE CHARTERS
Audit Committee Charter	Attachment A
Compensation Committee Charter	Attachment B

QUESTIONS AND ANSWERS

Q:	What is the purpose of this Proxy Statement?

A:	By law, we must give our stockholders certain basic information so they can vote knowledgeably at our annual stockholders meeting.

Q:	Who may vote?

A:	Persons who held our Class A Common Stock as of the close of business on June 16, 2003. Class B Common stockholders cannot vote.

Q:	How many votes do I have?

A.	You have one vote for each share of Class A Common Stock you owned on June 16, 2003.

Q:	What am I voting on?

A:	The election of all members of our Board of Directors. You may also vote on any other matter that is properly brought before the meeting.

Q:	What is the Proxy Card for?

A:	By completing and signing the Proxy (voting) Card, you authorize the individuals named on the card to vote your shares for you.

Q:	What if I submit a Proxy Card and then change my mind on how I want to vote?

A:	No problem. You may revoke your proxy by writing to us or by attending the meeting and casting your vote in person.

Q:	Who are the nominees for directors?

A:	We have eleven directors. All of them are running for re-election. We describe each director briefly in this Proxy Statement.

Q:	Whom may I call with a question about the Annual Meeting?

A:	For information about your stock ownership or for other stockholder services, please contact Linda Gering, our Stockholder Services Manager, at 502-774-7690 or Linda_Gering@B-F.com. For information about the meeting itself, please contact Michael B. Crutcher, our Corporate Secretary, at 502-774-7631 or Michael_Crutcher@B-F.com.

INTRODUCTION

This section describes the purpose of this Proxy Statement, who can vote, and how to vote.

PURPOSE. The Board of Directors of Brown-Forman Corporation is sending you this Proxy Statement to solicit proxies for use at the Annual Stockholders Meeting, which will be held Thursday, July 24, 2003, at 9:30 A.M. Louisville (Eastern Daylight) time at our corporate offices, 850 Dixie Highway, Louisville, Kentucky. The Board requests you to sign and return the enclosed Proxy Card.

Beginning on June 30, 2003, we will solicit proxies by mail. In addition, our employees may solicit proxies by mail, phone, fax, the Internet or in person. We will pay all solicitation costs. We will reimburse banks, brokers, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding our proxy materials to their principals.

VOTING STOCK. We have two classes of common stock, Class A and Class B. Only holders of Class A Common Stock may vote. As of the close of the record date, June 16, 2003, we had outstanding 28,420,535 shares of Class A Common Stock.

VOTING RIGHTS. If you were a Class A stockholder on June 16, 2003, and the books of our transfer agent reflect your stock ownership, you may cast one vote for each share recorded in your name. You may vote your shares either in person or by proxy. To vote by proxy, please mark, date, sign, and mail the Proxy Card enclosed with this Proxy Statement.

Giving a proxy will not affect your right to vote your shares if you attend the meeting and want to vote in person. You may revoke a proxy at any time before it is voted by sending our Secretary written notice of your revocation. We will vote all shares represented by effective proxies in accordance with the terms stated in the proxy.

A quorum to conduct business at the meeting consists of a majority of the outstanding Class A shares. To be elected, a director must receive a majority of the votes present at a meeting at which there is a quorum. Likewise, a majority of the shares represented at the meeting must approve any other matters brought to a vote at the meeting. We will count shares voted as “abstaining” as present for purposes of determining the number of shares represented at the meeting, but as votes withheld in the election of a director or on any other matter coming before the meeting. If a broker holding your shares in a street name indicates to us on a Proxy Card that he or she lacks discretionary authority to vote your shares, we will not consider your shares as present or voting for any purpose.

ELECTION OF DIRECTORS

This section gives biographical information about our directors and describes the committees on which they serve and their attendance at meetings.

At the Annual Meeting, you and our other shareholders will elect eleven directors. All of our directors are standing for re-election. Once elected, a director holds office until the next annual election of directors or until his or her successor has been elected and qualified, unless he or she first resigns or reaches retirement age. The persons named as proxies will vote the enclosed proxy FOR the election of all nominees below, unless you direct them on the Proxy Card to withhold your vote as to all or some of the nominees. If any nominee becomes unable to serve before the meeting, the persons named as proxies may vote for a substitute.

Here are the director nominees, their ages as of April 30, 2003, the years they began serving as directors, their business experience for the last five years, and their other directorships:

INA BROWN BOND*, age 58, director since 2002. Owner of River Bend Farm, Inc. and Ashbourne Farms, LLC. Other directorships: Lenox, Incorporated (a subsidiary of Brown-Forman) and Glenview Trust Company; President of W.L. Lyons Brown Foundation.

BARRY D. BRAMLEY, age 65, director since 1996. Non-Executive Chairman of Lenox, Incorporated (a subsidiary of Brown-Forman) since 1998; Non-Executive Chairman of Cornwell Parker, PLC, High Wycombe, England (1998 to 2000); Chairman and Chief Executive Officer of British-American Tobacco Company Ltd., London, England (1988 to 1996); Director of BAT Industries, PLC, London, England (1988 to 1996). Other directorships: Anglia Maltings (Holdings), Ltd.

GEO. GARVIN BROWN III*, age 59, director since 1971. Chairman of Trans-Tek, Inc. since 1988; Member of B/D Investments, LLC since 1997.

OWSLEY BROWN II*, age 60, director since 1971. Our Chief Executive Officer since 1993 and our Chairman since 1995; our President from 1987 to 1995. Other directorships: Lenox, Incorporated (a subsidiary of Brown-Forman); NACCO Industries, Inc.

*	Owsley Brown II and Ina Brown Bond are siblings and also are first cousins of Dace Brown Stubbs and Geo. Garvin Brown III, who are also siblings. Each of these four is a first cousin of Owsley Brown Frazier. Due to their positions as directors, their family relationships, and their beneficial ownership of our Class A Common Stock, each may be considered a “control person” of Brown-Forman.

DONALD G. CALDER, age 65, director since 1995. President and CFO of G.L. Ohrstrom & Co., Inc., a private investment firm, since 1997; Vice President of Ohrstrom & Co. (1996 to 1997); Partner of predecessor partnership, G.L. Ohrstrom & Co. (1970 to 1996); Chairman and CEO of Harrow Industries (1997 to 1999). Other directorships: Carlisle Companies Incorporated, Roper Industries, Inc.; Central Securities Corporation.

OWSLEY BROWN FRAZIER*, age 67, director since 1964. Our former Vice Chairman (1983 to 2000). Other directorships: Lenox, Incorporated (a subsidiary of Brown-Forman); Papa John’s International, Inc.

RICHARD P. MAYER, age 63, director since 1994. Former Chairman and Chief Executive Officer of Kraft General Foods North America (now Kraft Foods Inc.) (1989 to 1996).

STEPHEN E. O’NEIL, age 70, director since 1978. Principal of The O’Neil Group (1991 to present). Other directorships: Alger American Fund, Inc.; Alger Fund, Inc.; Castle Convertible Fund, Inc.; Spectra Fund, Inc.

MATTHEW R. SIMMONS, age 60, director since 2002. Founder, Chairman and CEO of Simmons & Company International since 1974. Other directorships: Kerr-McGee Corporation.

WILLIAM M. STREET**, age 64, director since 1971. Our President since November, 2000; our Vice Chairman from 1987 to 2000; President and Chief Executive Officer of Brown-Forman Beverages Worldwide (a division of Brown-Forman) since 1994.

DACE BROWN STUBBS*, age 56, director since 1999. Private investor.

BOARD AND COMMITTEE MEETINGS; COMMITTEE COMPOSITION. Information on the meetings of our Board of Directors and its committees, as well as on the composition of our audit and compensation committees, appears in the Section “Corporate Governance” beginning on page 6.

**	Because of Mr. Street’s position as a director and executive officer, as well as his beneficial ownership of our Class A Common Stock, he may be considered a “control person” of Brown-Forman.

CORPORATE GOVERNANCE

This section describes our corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and the Corporate Governance Rules of the New York Stock Exchange.

THE CHANGING ENVIRONMENT OF CORPORATE GOVERNANCE.

Last year saw unfortunate and highly publicized failures of corporate governance and accounting oversight at several major companies. Both Congress and the New York Stock Exchange adopted new rules designed to prevent such failures in the future.

Corporate governance is extremely important at Brown-Forman. This company is controlled by the Brown family, and four generations of the family have helped manage it. We believe our employees have great pride in the company which is an extra incentive to avoid the kind of corporate corruption that has been in the headlines because they do not want to tarnish the company’s name. We believe we have a Board of Directors and a management team committed to high ethical standards and full and accurate financial reporting. We have developed and use an effective quarterly financial review process so that our CEO and CFO can certify our financial reports with confidence. We believe that we have an effective corporate compliance program. Still, we continue to review and revise our practices to address both the changing regulatory scheme and to adopt what we believe are “best practices.” To that end, in some instances we are voluntarily complying with rules that technically are not yet effective.

WHAT ARE THE RESPONSIBILITIES OF OUR BOARD OF DIRECTORS?

Our Board of Directors is responsible for approving the strategic direction of our business as recommended by our CEO and management team. The Board regularly reviews our financial results, the strategic direction of our various business units and authorizes acquisitions and major capital investments. In the past year, the Board has spent considerable time reviewing plans for succession of our senior management. Through the Compensation Committee, the Board’s independent directors review and approve compensation for senior management. The Board Audit Committee, which is also composed of independent directors, retains the independent auditor, reviews quarterly financial results and oversees our internal audit function and compliance program.

The Board plans to conduct a self-evaluation of its performance during the coming year and also to institute meetings of non-management directors. The Board has the power to hire independent advisors, including attorneys and accountants, as it deems appropriate.

MEETINGS OF THE BOARD OF DIRECTORS AND THE AUDIT AND COMPENSATION COMMITTEES.

The Board met six times during fiscal 2003. Each director attended all meetings with one exception, where one director was unable to attend one meeting. All Audit and Compensation Committee members attended all of their respective Committee meetings.

CHANGES IN OUR BOARD IN FISCAL 2003.

In November 2002, Ina Brown Bond and Matthew R. Simmons were named to the Board of Directors. Jerry E. Abramson, a director since 1999, resigned in December 2002 after being elected the Mayor of Louisville.

WE ARE A FAMILY “CONTROLLED COMPANY.”

The Brown family (the descendants of George Garvin Brown, our founder) owns approximately 74% of our Class A voting stock and thus controls the company. Being a “controlled company” puts us in a different class than most New York Stock Exchange (the Exchange) listed companies. For instance, the Exchange now requires that companies listed on it have a majority of independent directors on their boards of directors. There is also a requirement for companies to have a nominating committee composed exclusively of independent directors. These rules would make no sense for Brown-Forman, as they would have the effect of disenfranchising the family that controls the company. The Exchange has recognized this distinction and has created a category for “controlled companies,” where the requirements for a majority of independent directors, a nominating committee and certain other requirements are eliminated. The Board has determined that Brown-Forman meets this “controlled company” definition. Four out of our eleven directors qualify as “independent.” We have no nominating committee.

Brown-Forman is still required to have only independent directors (non-employees with no business or family connection) on its Audit and Compensation Committees, and we meet those requirements.

MANDATORY RETIREMENT FOR OUR DIRECTORS.

Our By-laws provide that directors can serve on the Board through their 70th year. The Board has the discretion, however, to extend the service of a director through his or her 72nd year, if it finds that such service would be of significant benefit to Brown-Forman. The Board must make this decision without the participation of the director involved and upon approval of two-thirds of the remaining Board members.

OTHER BOARD OBLIGATIONS.

We disclose elsewhere in this Proxy Statement the other boards on which our directors serve. Two of the three members of our Audit Committee serve on the audit committees of other companies. The Board has found that their service on other audit committees does not impair their ability to serve on our Audit Committee. Should a situation arise where such board or committee service affects the ability of a director to serve Brown-Forman, the Board will review the situation.

OUR STOCK OPTION PLANS.

We maintain an Omnibus Compensation Plan for our employees and a Non-Employee Director Compensation Plan for our non-employee directors. Both of these plans provide for stock option awards that are disclosed each year in the Proxy Statement. One element of the recent corporate scandals has been the repricing of options to allow executives to benefit even as the stock price has fallen. We have never repriced options. Another element of the corporate governance debate has been the accounting disclosure of the effect of options and whether they should be expensed when granted. We do not currently expense our options, although we are watching to see if this becomes the norm for most reporting companies.

HOW CAN YOU COMMUNICATE WITH OUR BOARD OF DIRECTORS?

If you wish to contact any of our Directors, you may write to him or her in care of our Corporate Secretary, Michael B. Crutcher, at 850 Dixie Highway, Louisville, Kentucky 40210, or by e-mail at Michael_Crutcher@B-F.com. If you wish to contact the chairperson of any of the Committees of our Board of Directors, you may write to that chairperson in care of Mr. Crutcher.

STOCK OWNERSHIP

This section describes (a) people who own beneficially 5% or more of our voting stock and (b) how much stock our directors and executive officers own. Under the SEC’s definition of “beneficial ownership,” some shares are shown as owned by more than one person and are therefore counted more than once.

VOTING STOCK OWNED BY “BENEFICIAL OWNERS.” This table shows each “beneficial owner” of more than 5% of our Class A Common Stock, our only class of voting stock, as of April 30, 2003. The Securities and Exchange Commission defines “beneficial ownership” to include shares over which a person has sole or shared voting or investment power, as well as all shares underlying options that are exercisable within sixty days. Under this definition, “beneficial owners” may or may not receive any economic benefit (such as receiving either dividends or sale proceeds) from the shares attributed to them. Using this definition, some shares shown below are owned by more than one person. Some “beneficial owners” share voting and investment powers as members of advisory committees of certain trusts of which corporate fiduciaries are the trustees. Counting each share only once, the aggregate number of shares of Class A Common Stock beneficially owned by the people in this table is 20,927,987 shares, or 73.6% of the outstanding shares of that class.

	Amount and Nature of "Beneficial Ownership"

	Sole Voting and		Total Sole and Shared
	Investment	Shared Voting and	Voting and Investment	Percent of
Name and Address	Power	Investment Power	Power	Class

W.L. Lyons Brown, Jr.
501 So. Fourth Avenue
Louisville, Kentucky	731,782	13,194,649	13,926,431	49.0%
Owsley Brown Frazier
4938 Brownsboro Road, Suite 200
Louisville, Kentucky	580,225	11,720,978	12,301,203	43.3%
Dace Brown Stubbs
135 Sago Palm Road
Vero Beach, Florida	1,000	9,604,864	9,605,864	33.8%
Owsley Brown II
850 Dixie Highway
Louisville, Kentucky	350,277	5,437,385	5,787,662	20.4%
Ina Brown Bond
8215 West U.S. Highway 42
Skylight, Kentucky	979,149	3,337,283	4,316,432	15.2%
Robinson S. Brown, Jr.
5208 Avish Lane
Harrods Creek, Kentucky	252,963	2,792,568	3,045,531	10.7%
Sandra A. Frazier
149 Beacon Street, Apt. 5
Boston, Massachusetts	6,728	2,116,314	2,123,042	7.5%

STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS. The following table shows the “beneficial ownership” as of April 30, 2003, by each director nominee, by each Named Executive Officer (as defined on page 15), and by all directors and executive officers as a group, of our Class A and Class B Common Stock.

	Class A Common Stock				Class B Common Stock

	Voting &		Sole & Shared Voting					Sole & Shared
	Investment Power		& Investment Power		Investment Power			Investment Power

Name	Sole	Shared	Total	% of Class	Sole	Shared		Total	% of Class

Ina Brown Bond	979,149	3,337,283	4,316,432	15.2%	17,954	4,596,137		4,614,091	14.4%
Barry D. Bramley	100	0	100	*	15,410	0		15,410	*
Geo. Garvin Brown III	62,309	1,310,594	1,372,903	4.8%	13,202	43,973		57,175	0.2%
Owsley Brown II	350,277	5,437,385	5,787,662	20.4%	150,839	4,671,622		4,822,461	15.0%
Donald G. Calder	6,000	0	6,000	*	7,019	0		7,019	*
Michael B. Crutcher	7,663	0	7,663	*	19,577	0		19,577	*
Owsley Brown Frazier	580,225	11,720,978	12,301,203	43.3%	68,905	7,680,994		7,749,899	24.1%
Stanley E. Krangel	0	0	0	*	9,722	0		9,722	*
Richard P. Mayer	3,000	0	3,000	*	10,019	0		10,019	*
Stephen E. O’Neil	0	0	0	*	8,589	500	[1]	9,089	*
Matthew R. Simmons	3,700	0	3,700	*	999	0		999	0
William M. Street	560,549	0	560,549	2.0%	69,636	0		69,636	0.2%
Dace Brown Stubbs	1,000	9,604,864	9,605,864	33.8%	11,154	7,680,994		7,692,148	23.9%
Phoebe A. Wood	0	0	0	*	0	0		0	*
All Directors and Executive Officers as a Group	2,553,972	17,184,361	19,738,333	69.5%	408,475	12,403,305		12,811,780	39.9%

*	Less than 1%.

[1]	Owned by The O’Neil Foundation, of which Mr. O’Neil is President. Mr. O’Neil disclaims beneficial ownership of these shares.

[2]	In computing the aggregate number of shares and percentages owned by all directors and executive officers as a group, we counted each share only once.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Executive officers, directors, and “beneficial owners” of more than 10% of our Class A Common Stock must file reports of changes in ownership of our stock pursuant to Section 16(a) of the Securities Exchange Act of 1934. We have reviewed the reports and written representations we received from these persons. Based solely on that review, we believe that during fiscal 2003 these persons reported all transactions on a timely basis, except as follows: the spouse of director and 10% beneficial owner Ina Brown Bond purchased 568 shares of Class B common stock at a per share price of $69.7952 on October 4, 2002, and no Form 4 was filed on this transaction until November 25, 2002; director Matthew R. Simmons purchased 900 shares of Class A common stock at a per share price of $76.60 on March 28, 2003, and no Form 4 was filed on this transaction until April 2, 2003.

AUDIT COMMITTEE

This section is a report from the Audit Committee of the Board of Directors. It explains the role of the Audit Committee and sets forth the fees paid to our independent auditor.

AUDIT COMMITTEE REPORT

Composition. The Audit Committee consists of three independent directors. The Board has determined that each Committee member meets the Securities and Exchange Commission’s standard and the current and proposed New York Stock Exchange (the “Exchange”) standards to be considered an “independent director.” The Board has also determined that each member is “financially literate” and has “financial management expertise” as those terms are defined by the Exchange. Two of our Audit Committee members also sit on the audit committees of other companies. Our Board has determined that their service on other audit committees does not impair their ability to sit on our Audit Committee.

Function. The Committee has a Charter, which was amended by the Board on March 27, 2003. The Charter describes what the Committee does and meets the standards of the Securities and Exchange Commission and the rules as currently proposed by the Exchange. Under the amended Charter, the Committee retained PricewaterhouseCoopers (the “independent auditor”) to perform the audit. The independent auditor now reports directly to the Committee. The Audit Committee also has authority to retain independent legal, accounting or other advisors at our expense. You can find a copy of the Audit Committee Charter attached to this proxy statement as Attachment A.

As described more fully in its Charter, the Committee monitors and oversees the financial reporting process, the system of internal controls, the audit process, and the Company’s program for legal and regulatory compliance. To place the Committee’s role in perspective, management is responsible for the Company’s internal controls, the financial reporting process, and the Company’s compliance. The independent auditor is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted accounting principles and issuing a report on its audit. The Committee reviews the work of management and the independent auditor on behalf of the Board of Directors.

The Committee also considers reports from the Company’s internal audit department, which investigates the adequacy of internal financial controls. The Committee reviews reports from the Company’s legal department on compliance with the Company’s internal Code of Conduct and with laws and regulations.

The Committee met five times during the year, during which the committee members had discussions with management and on three occasions with the independent auditors. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed those statements with management and the independent auditors, including discussions with the independent auditors in executive session with representatives of management excluded.

The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications). The independent auditors gave to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the independent auditors their independence and ability to conduct the audit. The Audit Committee has determined that the provision of the non- audit services described below is compatible with maintaining auditor independence.

Senior Financial Officer Code of Conduct. Our Board has adopted a Code of Ethics for Senior Financial Officers, a copy of which is available without charge upon request (please see the “Whom May I Call” information at page 2 in the Questions and Answers section).

FEES PAID TO INDEPENDENT AUDITOR

The following table shows the fees that the Company paid or accrued for the audit and other services provided by PricewaterhouseCoopers for fiscal years 2002 and 2003.

	2002	2003

Audit Fees	$754,000	$1,068,000
Audit-Related Fees	192,000	90,000
Tax Fees	984,000	814,000
All Other Fees	103,000	15,200
Total	$2,033,000	$1,987,200

Audit Fees. This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and statutory audits where those are required by foreign jurisdictions.

Audit-Related Fees. This category consists principally of audits of employee benefit plans and assistance with acquisitions.

Tax Fees. This category consists principally of preparation of tax returns for expatriate employees and tax advice and returns for foreign subsidiaries.

All Other Fees. This category consists principally of consulting services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor. The Audit Committee approved the fiscal 2003 audit and non-audit services provided by PricewaterhouseCoopers. The non-audit services approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor’s independence.

Effective January 2003, the Audit Committee implemented pre-approval policies and procedures related to the provision of both audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of service to be provided by PricewaterhouseCoopers and their estimated fees. In addition, the Committee must pre-approve PricewaterhouseCoopers rendering personal financial and tax advice to any of the Company’s Designated Executive Officers. During the approval process, the Audit Committee considers the impact of the types of services on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC rules and regulations. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Conclusion. Based on the foregoing, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2003.

RICHARD P. MAYER, CHAIRMAN	STEPHEN E. O’NEIL	DONALD G. CALDER

EXECUTIVE COMPENSATION

This section is a report from the Compensation Committee of the Board of Directors. The report explains our compensation philosophy, how compensation decisions are made for our most senior executives, and how we comply with Section 162(m) of the Internal Revenue Code (which governs our ability to deduct the compensation of our most highly paid officers).

COMPENSATION COMMITTEE REPORT

Function and Philosophy. The Compensation Committee consists of three non-employee directors, each of whom qualifies as an “independent director” under the standards of the New York Stock Exchange. The Committee sets the overall direction for the Company’s pay programs for all salaried employees: first, to offer sufficient compensation to attract, motivate, and retain high-quality talent; and second, to tie bonus achievement to the Company’s successful financial performance. The Committee sets compensation at levels that are somewhat above the mid-market level for companies our size to attract and retain the type of executives who will provide the strong leadership our Company needs for success.

The Compensation Committee, in cooperation with the Management Compensation Review Committee, applies this philosophy to the Company’s nine senior executives, who are referred to as Executive Officers. The Executive Officer group is divided into two subgroups:

•	the Chairman/CEO, Owsley Brown II, and President William M. Street, and

•	seven other Executive Officers.

The Compensation Committee sets the salaries and sets and administers short term and long term bonus for Mr. Brown and Mr. Street. For the seven other Executive Officers for whom responsibilities are shared between the Compensation Committee and the Management Compensation Review Committee, the Compensation Committee acts as the final authority to set and administer the short term and long term bonus.

The Committee met twice in fiscal 2003 for these purposes.

Mr. Brown and Mr. Street. The Committee sets salary and bonus targets based in part on what the market is paying top executives at surveyed companies. The Committee reviews survey data compiled by Hay Management Consultants, Hewitt Associates, and Towers Perrin. These surveys include salary and bonus data from such companies as H. J. Heinz, Hershey Foods Corporation, Fortune Brands, and Wm. Wrigley Corporation.

The compensation mix of Mr. Brown and Mr. Street consists of salary (31%), annual bonus (24%), and long term compensation (45%). In considering this mix, the Committee takes into account the considerable personal holdings of Brown-Forman stock by Mr. Brown and Mr. Street. Salaries are set with respect to the market data. The Committee develops performance targets for annual and long term bonuses based on Business Value Added (BVA), which is the Company’s after-tax income in excess of our estimate of the Company’s cost of capital. Long term compensation consists of cash, which is paid based upon reaching BVA goals over three years, and stock options, which vest after three years and are exercisable within ten years. These stock options are issued in modest numbers, by the standards we see in listed companies, under a plan that was approved by shareholders and requires stock option exercises to be satisfied through open market purchases.

Other Executive Officers. The Committee set the short and long term bonuses as well as bonus performance targets for the Company’s seven other Executive Officers for fiscal 2003, in each case after reviewing the salary and bonus recommendations of the Management Compensation Review Committee based on survey data appropriate to these positions.

Compliance with Tax Law Limits on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits to $1 million the amount of annual compensation an employer may deduct when paid to a Named Executive Officer (those Executive Officers shown on the Summary Compensation Table). The law does, however, allow employers to deduct compensation over $1 million if it is “performance based” and paid under a formal compensation plan that meets the Code’s requirements. The Company took appropriate steps in setting goals under the Company’s Omnibus Compensation Plan to assure the deductibility of all compensation paid to Named Executive Officers. The Committee expects the Company to be able to deduct all fiscal 2003 compensation.

Charter. The Board of Directors has adopted a Compensation Committee Charter, a copy of which is attached to the Proxy Statement as Attachment B. The Charter requires, among other things, that each Committee member be completely independent of management, that the Committee is empowered to hire its own advisors, and that the Committee will conduct an annual evaluation of its own performance.

Conclusion. The Committee believes that its overall executive compensation program has been successful in providing competitive compensation to attract and retain highly qualified executives, while at the same time encouraging a high level of performance which creates additional shareholder value.

STEPHEN E. O’NEIL, Chairman	RICHARD P. MAYER	DONALD G. CALDER

This section contains charts that show the amount of compensation earned by our Named Executive Officers.

SUMMARY COMPENSATION TABLE

		Annual			Long Term
		Compensation			Compensation

					Awards:	Payouts:
					Class B	Long Term	All Other
	Fiscal Year				Shares	Incentive	Compen-
	Ended	Salary	Bonus(1)		Underlying	Payments(3)	sation(4)
Name and Principal Positions	April 30,	($)	($)		Options (#)	($)	($)

Owsley Brown II	2003	904,600	736,450		39,636	449,512	13,560
Chairman of the Board and Chief	2002	867,973	0	(2)	31,263	501,404	12,285
Executive Officer	2001	826,661	686,700		39,542	446,827	13,485
William M. Street	2003	663,518	591,000		15,914	309,534	13,560
President	2002	617,225	212,895	(2)	11,582	331,505	12,285
	2001	570,178	489,846		27,229	290,325	13,417
Phoebe A. Wood	2003	473,250	247,032		11,006	73,662	11,935
Executive Vice President and Chief	2002	435,521	150,543		17,337	n/a	46,887
Financial Officer	2001	99,034	47,171		n/a	n/a	9,356
Stanley E. Krangel	2003	427,500	85,772		5,604	462,500	9,468
President, Lenox, Incorporated	2002	412,500	0		1,705	837,500	8,296
	2001	407,125	287,696		2,323	1,041,667	8,085
Michael B. Crutcher	2003	379,167	236,204		4,914	220,509	12,037
Senior Vice President, General	2002	354,200	134,399		3,862	360,018	10,658
Counsel and Secretary	2001	333,950	176,511		4,850	189,098	11,073

Explanatory Notes:

We award up to 50% of long term bonus compensation as stock options, with the balance in cash to be paid at the end of each three-year performance period (it will then appear on this table as a long term compensation payout). Stock option values can increase or decrease; the present values (as of the grant date) of the stock option awards in the Long Term Compensation Awards column appear in the table on page 17.

(1)	Represents cash payments under the annual incentive plan.

(2)	Our annual bonus plans reward growth over the prior year. In fiscal 2002, there was no growth at the corporate level; therefore, neither Mr. Brown nor Mr. Street received an annual bonus for their corporate roles. However, because Mr. Street devoted at least half of his time to his position as CEO of the beverage segment, he received a portion of his bonus for the growth of that unit during a difficult fiscal 2002.

(3)	Represents cash payments under the long term incentive plan and value realized by exercise of stock options.

(4)	Represents our contributions to the Savings Plan, our payment of group term life insurance premiums on behalf of the Named Executive Officers, and moving expenses for Ms. Wood in fiscal 2002.

OPTION GRANTS UNDER THE OMNIBUS COMPENSATION PLAN.

The Omnibus Compensation Plan covers both short term and long term bonuses. Stock options awarded in fiscal 2003 under this plan are described below.

We grant options with an exercise price of the fair market value of the underlying stock on the date of grant. Generally, options become exercisable three years after grant and must be exercised within ten years of grant. This year, we granted options for approximately 370,000 shares of our stock for long term bonus awards to management participants. As required by the Omnibus Compensation Plan, we will buy all shares needed to exercise these options. The table below summarizes the grants to the Named Executive Officers.

	Number of shares of
	Class B Common	Percent of total options	Per share
	Stock underlying	granted to employees	exercise		Present Value as
Name	options granted	in fiscal year	price	Expiration date	of grant date*

Brown	39,636	11%	64.22	April 30, 2012	631,000
Street	15,914	4%	64.22	April 30, 2012	253,350
Wood	11,006	3%	64.22	April 30, 2012	175,200
Krangel	5,604	2%	64.22	April 30, 2012	89,200
Crutcher	4,914	1%	64.22	April 30, 2012	78,220

*	We used the Black-Scholes option pricing model to determine present value. We assumed a risk-free interest rate of 4.9% and option life of six years (to allow for voluntary early exercises and exercises that may accelerate as a result of disability, termination, retirement, or death), stock price volatility of 25%, and a yield of 2.2%.

AGGREGATED OPTION VALUES AT END OF FISCAL 2003.

The following table summarizes all option grants that have been made to the Named Executive Officers through and including fiscal 2003.

	Number of		Number of shares underlying		Value of unexercised options at end of
	shares	Value	unexercised options		fiscal year*
	acquired in	realized in
	fiscal 2003	fiscal 2003
	by option	by option	Exercisable		Exercisable
Name	exercise	exercise	May 1, 2002	Unexercisable	May 1, 2003	Unexercisable

Brown	0	0	149,660	71,199	$3,780,192	$744,985
Street	0	0	69,636	27,796	1,489,606	291,149
Wood	0	0	0	28,343	0	307,042
Krangel	0	0	9,722	7,309	236,520	83,039
Crutcher	0	0	16,156	9,076	350,171	92,248

*	This value is the total difference between the outstanding options’ exercise price and $76.54, the closing price of our Class B Common Stock on April 30, 2003.

RETIREMENT PLAN DESCRIPTIONS

This section describes retirement and savings plans for our executives.

Our executives participate in several different retirement and savings plans:

(1)  Retirement Plans: We maintain both tax-qualified retirement plans and non-qualified supplemental excess retirement plans. Most salaried employees participate in the Salaried Employees Retirement Plan. This plan provides monthly retirement benefits based on age at retirement, years of service and the average of the five highest consecutive years’ compensation during the final ten years of employment. Retirement benefits are not offset by Social Security benefits and are normally payable at age 65. A participant’s interest in plan benefits vests after five years of service. The following table shows the estimated annual benefits (straight life annuity) payable upon retirement at normal retirement age to participants at specified levels of compensation and years of service:

Average Annual Highest 5
Consecutive Years'	Years of Service Classification
Compensation During
Final 10 Years	10 Years	20 Years	30 Years

$400,000	$68,021	$136,043	$204,064
$800,000	$138,021	$276,043	$414,064
$1,200,000	$208,021	$416,043	$624,064
$1,600,000	$278,021	$556,043	$834,064
$2,000,000	$348,021	$696,043	$1,044,064

For example, an executive retiring at age 65 with 10 years of service whose average annual compensation for the five highest of the executive’s ten years of service was $400,000, would receive an estimated $68,021 annually for the remainder of the executive’s life.

Federal tax law limits the benefits that we might otherwise pay to key employees under “qualified” plans such as the Salaried Employees Retirement Plan. Therefore, for certain key employees, we also maintain a non-qualified Supplemental Excess Retirement Plan (SERP). The SERP provides retirement benefits to make up the difference between a participant’s accrued benefit calculated under the Salaried Employees Retirement Plan and the ceiling imposed by federal tax law. SERP participants may choose to get a discounted current cash payment instead of a SERP retirement benefit. The SERP also provides supplemental retirement benefits for certain key employees who join us in mid-career, subject to special vesting requirements.

For the Named Executive Officers, covered compensation for fiscal 2003 for these plans and service credited as of April 30, 2003, were as follows: Owsley Brown II, $904,600 and 30 years; William M. Street, $876,413 and 30 years; Phoebe A. Wood, $623,793 and 2 years; Stanley A. Krangel, $427,500 and 7 years; and Michael B. Crutcher, $513,566 and 14 years.

(2)  Savings Plan: Subject to a maximum the IRS sets annually ($12,000 for calendar 2003), most participants in our Savings Plan may contribute between 1% and 50% of their compensation to their Savings Plan accounts. Our match of participants’ contributions is currently 5% (on the first 5% of the employee’s contribution), and vests fully after four years of service.

DIRECTOR COMPENSATION

This section describes how we compensate our directors.

Directors who are not employees are paid an annual retainer of $25,000, payable in six installments over the year. A director may elect to receive the retainer, or part of it, in stock options of equivalent value in lieu of cash. Under the Non-Employee Director Compensation Plan, each non-employee director receives options for $25,000 worth of Class B Common Stock.1 For fiscal 2003, each non-employee director received options on 1,571 shares with a per share exercise price of $64.22.

In addition to the retainer, non-employee directors receive a meeting fee of $3,500 per Board meeting attended in person (or $2,000 if attended by conference telephone call.) A committee member receives $3,000 per committee meeting attended in person (or $2,000 if attended by conference telephone call). A committee chairman receives an additional fee of $1,500 for chairing the committee meeting.

On behalf of the Audit Committee, its Chairman conducts a quarterly review of the company’s financial statements with the independent auditor. For each review he receives a $1,500 fee.

We reimburse all directors for reasonable and necessary expenses they incur in performing their duties as directors, and provide an additional travel allowance to directors who must travel to Board meetings from outside the United States.

We do not pay our two employee directors (Mr. Brown and Mr. Street) any additional compensation for serving on our Board or any of its committees.

[1]	The present value of the options was determined using the Black-Scholes model described on page 17.

FIVE-YEAR PERFORMANCE GRAPH

This chart shows how Brown-Forman Class B Common Stock has performed against three stock indexes over the last five years.

This graph compares the cumulative total stockholder return on our Class B Common Stock against three indexes which include that stock: the Standard & Poor’s 500 Stock Index, the Dow Jones Consumer Non-Cyclical Index (110 companies) and the Dow Jones Food and Beverage Makers Index (38 companies). As a diversified producer of both beverage alcohol products and consumer durables including china, crystal, luggage, and silverware, our business does not fit easily into specific industry indexes. We included the Dow Jones Consumer Non-Cyclical Index as a diversified index, even though portions of our business are cyclical. The Dow Jones Food and Beverage Index provides you with the opportunity to compare our performance against the performance of other producers of consumer branded products (e.g., Campbell Soup, Hershey Foods Corp., PepsiCo). Overall, we believe it is best to compare the cumulative total stockholder return on our Class B Common Stock not to a single index, but rather to trends shown by a review of several indexes.

These numbers assume that $100 was invested in our Class B stock and in a hypothetical stock fund consisting of all the shares in the comparative index on April 30, 1998. It also assumes that, for such investments, all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The cumulative returns shown on the graph represent the value that these investments would have had on April 30 in the years since 1998.

OTHER INFORMATION

This section sets out other information you should know before you cast your vote.

TRANSACTIONS WITH MANAGEMENT.

Directors Owsley Brown II and William M. Street are employees and officers of Brown-Forman, and are compensated as detailed in this Proxy Statement. With the exception of the compensation and reimbursement they receive as directors (disclosed on page 20), none of our other directors receives any compensation from Brown-Forman or engages in any financial transactions with us, except as follows:

Mr. Barry D. Bramley receives compensation for serving as the non-executive Chairman of the Board of Directors of Lenox, Incorporated. As Chairman, Mr. Bramley received an annualized retainer of $230,000 paid in monthly installments during fiscal 2003, a long-term performance based bonus of $402,000 paid at the beginning of fiscal 2003 in respect of prior period performance, as well as reimbursement for all reasonable and necessary expenses incurred in performing the duties of Chairman.

Laura Lee Lyons Brown is the sister of our directors George Garvin Brown III and Dace Brown Stubbs. Ms. Brown owns a parking garage in downtown Louisville, next to Company offices at West Main Street. We lease, at market rates, a number of parking positions in this garage, and pay additional amounts for validations of parking for customers and visitors. In fiscal 2003, the total expense under this arrangement was $115,210. It should be emphasized that neither George Garvin Brown III nor Dace Brown Stubbs has any investment in this garage.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

Our Audit Committee has appointed PricewaterhouseCoopers LLP as the independent certified public accountants to audit our consolidated financial statements for the fiscal year ending April 30, 2004. Through its predecessor, Coopers & Lybrand L.L.P., PricewaterhouseCoopers LLP has served us in this capacity continuously since 1933. We know of no direct or material indirect financial interest that PricewaterhouseCoopers LLP has in us or any of our subsidiaries, or of any connection with us or any of our subsidiaries by PricewaterhouseCoopers LLP in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

A PricewaterhouseCoopers LLP representative will attend the annual meeting, will be given the opportunity to make a statement if he wants to, and will be available to respond to appropriate questions.

OTHER PROPOSED ACTION.

As of June 30, 2003, we know of no business to come before the meeting other than the election of directors. If any other business should properly be presented to the meeting, however, the proxies will be voted in accordance with the judgment of the persons holding them.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING.

If you have a proposal you want to be considered at the 2004 Annual Meeting of Stockholders and to be included in the proxy materials for that meeting, we must receive it in writing by March 2, 2004.

By Order of the Board of Directors MICHAEL B. CRUTCHER Secretary

Louisville, Kentucky June 30, 2003

Attachment A

Audit Committee Charter

Purpose:

The Audit Committee of the Board of Directors is responsible for oversight of the financial reporting process, the system of internal controls, the audit process, and the corporation’s program for compliance with applicable governmental laws and regulations. The Audit Committee is the Board’s principal agent in assuring the qualifications and independence of the corporation’s independent accountants, the integrity of management, and the adequacy of disclosures to stockholders.

Committee Membership:

The Audit Committee shall be comprised of at least three directors, each of whom shall be independent from management and meet the applicable rules of the New York Stock Exchange (“the Exchange”) and the Securities and Exchange Commission (the “Commission”), as determined by the Board of Directors in its business judgment.

The members of the Committee and its chairperson shall be appointed by the Board of Directors.

Meetings:

The Audit Committee shall meet at least four times per year. The Audit Committee shall meet regularly with management, the internal auditors and the independent auditor in separate executive sessions.

The chairperson may call additional meetings if necessary.

Committee Authority and Responsibility:

The Audit Committee acts with the authority of the Board to oversee the financial integrity of the Corporation and to investigate any activity of the Company that may affect such financial integrity. All employees are directed to cooperate as requested by the Committee.

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report. The independent auditor shall report directly to the Audit Committee and indirectly to management.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(b) of the Exchange Act.

The Audit Committee may delegate authority to one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such member(s) to grant pre-approvals or take other action shall be presented to the full Audit Committee at its next scheduled meeting.

The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor and to any advisors employed by the Audit Committee.

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The Audit Committee shall report its actions to the full Board of Directors on a regular basis and make such recommendations as the Committee may deem necessary or appropriate. The Audit Committee shall review this Charter at least annually and recommend any changes to the full Board of Directors for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee shall assure that an Audit Committee Report is provided to shareholders in the Company’s proxy statement that complies with the reporting requirements of the Exchange and the Commission.

In carrying out its responsibility, the Audit Committee shall, to the extent it deems necessary or appropriate, undertake the following activities:

1.	With respect to the independent auditor:

•	Review and evaluate the lead partner of the independent auditor team.

•	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

•	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal

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auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

•	Ensure that the independent auditor does not advise any of the Company’s designated Executive Officers on personal financial or tax matters, or if such advice is provided, that the Audit Committee approves such service in advance.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

•	Review with the independent auditor any audit problems or difficulties and management’s response.

2.	With respect to the Company’s internal audit department:

•	Review and concur in the appointment and replacement of the General Auditor.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

•	Discuss with the independent auditor and management the internal audit department activities, budget and staffing and any recommended changes in the planned scope of the internal audit.

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3.	With respect to financial reporting and disclosure matters:

•	Review with management and the independent auditors the annual audited financial statements, including disclosures made in management’s discussion and analysis, to be included in the Company’s Annual Report to Shareholders to determine that the independent auditors are satisfied with the disclosure, content, and quality of the financial statements to be presented to shareholders. Recommend to the Board that the audited financial statements should be included in the Company’s Form 10-K.

•	Prior to the filing of the Company’s SEC Form 10-Q, review with the independent auditors the Company’s interim financial results to be included in the report. This review function may be delegated to the chairperson or another Committee member.

•	Instruct management, the General Auditor, and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the quality and adequacy of the Company’s internal controls and any significant steps adopted in light of material control deficiencies.

•	Review and discuss with the independent auditor (a) all critical accounting policies and practices used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) any other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

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•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Evaluate disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein.

•	Evaluate disclosures made to the Audit Committee of any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.	With respect to compliance oversight responsibilities:

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•	Obtain from the independent auditor assurance that, if it detects or becomes aware of any illegal act, the Audit Committee is adequately informed and obtain a report from the independent auditor if it has reached specified conclusions with respect to such illegal acts.

•	Obtain reports from management, the Company’s General Counsel, General Auditor, and the independent auditor that the Company is in conformity with applicable legal requirements and the Company’s compliance program. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s compliance program.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Review, with the company’s General Counsel, any legal matters that could have a significant impact on the Company’s financial statements or compliance policies.

•	Discuss with management and the independent auditor the findings of any examinations by financial regulatory agencies, such as the Commission, which raise material issues regarding the Company’s financial statements or accounting policies.

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Attachment B

Compensation Committee Charter

Purpose:

The Compensation Committee of the Board of Directors is responsible for overseeing the philosophy and strategy of the Company’s compensation programs, discharging the Board’s responsibilities relating to compensation of the Company’s directors and executives, and producing the Committee report included in the annual proxy statement in accordance with applicable SEC rules and regulations.

Committee Membership:

The Compensation Committee shall be comprised of at least three directors, each of whom shall be (a) “independent” from management as that term is defined by the listing standards of the New York Stock Exchange; (b) a “non-employee director” as that term is defined by Rule 16b-3 of the Securities and Exchange Commission; and (c) an “outside director” as that term is defined by the regulations applicable to Internal Revenue Code Section 162(m). The members of the Committee and the Chairperson shall be appointed by the Board of Directors.

Meetings:

The Compensation Committee shall meet at least twice each year. The Chairperson may call additional meetings as circumstances arise. A majority of the total number of members shall constitute a quorum to conduct business with the full authority of the Committee.

Committee Authority and Responsibility:

The Compensation Committee acts with the authority of the Board to oversee the compensation programs of the Company. All employees are directed to cooperate as requested by the Committee.

The Committee endeavors to ensure that the compensation programs of the Company are designed to enable the Company to recruit, retain and motivate talented and diverse domestic and international executives, while supporting organizational objectives and shareholder interests.

The Committee has the sole authority to determine the compensation of the Company’s Chief Executive Officer, including the award of equity- based compensation, bonuses and other incentives. In determining the appropriate compensation to be awarded to the CEO, the Compensation Committee will consider the CEO’s performance, the Company’s performance including the level of achievement against quantitative goals, and survey data of compensation paid to CEO’s at comparable companies determined by the Compensation Committee.

On an annual basis, the Committee reviews and approves goals and objectives relevant to the compensation of the Company’s Designated Executive Officers (other than the Chief Executive Officer), evaluating those officers’ performance in light of those goals and objectives, and determining such officers’ compensation based on this evaluation.

The Committee reviews and reports to the Board for its consideration any cash or equity incentive compensation plans applicable to the Company’s executives.

The Committee receives and reviews recommendations from the Management Compensation Review Committee for director compensation, and then submits those recommendations to the Board for approval.

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Subject to regulatory limits on delegation, the Committee has full authority to delegate its duties to such person(s) or subcommittee(s) as the Committee deems appropriate.

The Committee shall promptly inform the Board of the action taken or issues discussed at its meetings. This will generally take place at the Board meeting following a Committee meeting.

The Committee shall review this Charter on an annual basis and update it, when needed, with Board approval.

Advisors:

The Committee, as it deems necessary, shall have the exclusive authority, at the expense of the Company and without management approval, to retain persons having special competence to assist the Committee in fulfilling its responsibility.

Performance Review:

The Committee shall annually evaluate the Committee’s own performance.

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P
R
O
X
Y

BROWN-FORMAN CORPORATION
This Proxy Solicited on Behalf of the Board of Directors.
For Use by Holders of Shares of Class A Common Stock
Annual Stockholders Meeting, July 24, 2003

     THE UNDERSIGNED hereby appoint(s) Owsley Brown II, Michael B. Crutcher, and William M. Street, and each of them attorneys and proxies, with power of substitution, to vote all of the shares of Class A Common Stock of Brown-Forman Corporation standing of record in the name of the undersigned at the close of business on June 16, 2003, at the Annual Meeting of Stockholders of the Corporation, to be held on July 24, 2003, and at all adjourned sessions thereof, in accordance with the Notice and the Proxy Statement received, for the election of directors of the Corporation, and upon such other matters as may properly come before the meeting.

1.	ELECTION OF DIRECTORS, NOMINEES:
Ina Brown Bond; Barry D. Bramley; Geo. Garvin Brown III; Owsley Brown II; Donald G. Calder; Owsley Brown Frazier; Richard P. Mayer; Stephen E. O’Neil; Matthew R. Simmons; William M. Street; Dace Brown Stubbs	(change of address/comments)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.	SEE REVERSE SIDE

☒	Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed below by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the directors named.

		FOR*	WITHHELD
1.	Election of Directors (see reverse)	☐	☐	2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	Change of Address on Reverse Side

	*For all nominee(s), except vote withheld from the following:

SIGNATURE(S)	DATE:	, 2003

NOTE: Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy must be signed exactly as the name or names appear above. If you are signing as a trustee, executor, etc., please so indicate.